Exhibit 10.2
AMENDED AND RESTATED
3COM CORPORATION
1984 EMPLOYEE STOCK PURCHASE PLAN
Amended & Restated June 18, 2008; share addition subject to Stockholder Approval at the 2008
Annual Stockholders’ Meeting
     1. Purpose. The 3Com Corporation 1984 Employee Stock Purchase Plan (the “Prior Plan”) was established to provide eligible employees of 3Com Corporation (“3Com”) and any current or future subsidiary corporation(s) of 3Com (collectively referred to as the “Company”) with an opportunity, through payroll deductions, to acquire common stock of 3Com. The Prior Plan has been amended from time to time. On June 18, 2008, the Board of Directors of 3Com (the “Board”) amended and restated the Prior Plan as amended in order to make various changes to the Prior Plan considered beneficial for continuing to carry out the purposes of such plan, all in the form set forth herein, with the share addition subject to stockholder approval at the 2008 Annual Stockholders’ Meeting (the “Plan”). For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall qualify as an “employee stock purchase plan” under Section 423 of the Code (including any future amendments or replacements of such section), and the Plan shall be so construed. The provisions of the Plan, accordingly, shall be construed so as to extend and limit Plan participation in an uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
     Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Because an eligible employee who participates in the Plan (a “Participant”) may withdraw the Participant’s accumulated payroll deductions and terminate participation in the Plan or any Offering Period (as defined below) therein during an Offering Period (as defined below), the Participant is, in effect, given an option which may or may not be exercised during any Offering Period.
     2. Share Reserve. Subject to adjustment upon changes of capitalization of the Company, as provided in Section 13 hereof, the maximum number of shares that may be issued under the Plan shall be 46,687,441 [54,687,441 subject to stockholder approval at the Annual Meeting on September 24, 2008] shares of 3Com’s authorized but unissued common stock (the “Shares”). In the event that any option granted under the Plan (an “Option”) for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be subjected to an Option.
     3. Administration. The Plan shall be administered by the Board and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board, which committee shall be constituted to comply with requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where awards are, or shall be, granted under the Plan. Any subsequent references to the Board shall also mean the committee if it has been appointed. All questions of interpretation of the Plan or of any Options shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Option. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Options granted pursuant to the Plan; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Notwithstanding any provision to the contrary in this Plan, the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
     4. Eligibility. Any regular employee of the Company is eligible to participate in the Plan and any Offering Period (as hereinafter defined) under the Plan, subject to the requirements of Section 6, except the following:
          (a) employees who are customarily employed by the Company for less than twenty (20) hours a week; and
          (b) employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of Section 423(b)(3) of the Code.
     5. Offering Periods.
          (a) Offering Periods Beginning On or After October 1, 2003. Effective October 1, 2003, the Plan shall be implemented by offerings of six (6) months duration (an “Offering Period”). An Offering Period shall commence on April 1 and October 1 of each year and end on September 30 and March 31, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different term (including a term of up to 24 months with interim six (6) month purchase periods) for one or more of the Offering Periods and/or different commencing and/or ending dates for such Offering Periods. An employee who becomes eligible to participate in the Plan after the commencement date of an Offering Period may not participate in such Offering Period, but may participate in any subsequent Offering Period, provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering Period. The first day of an Offering Period shall be the “Offering Date” for such Offering Period. In the event the first day of an Offering Period is not a business day, the next business day shall be the first day of the Offering Period. In the event the last day of an Offering Period is not a business day, the most recently concluded business day shall be the last day of the Offering Period.
          (b) Governmental Approval; Shareholder Approval. Notwithstanding any other provision of the Plan to the contrary, any Option granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Options and/or the Shares, and (ii) in the case of Options with an Offering Date after an amendment to the Plan, obtaining any necessary approval of the shareholders of the Company required in Section 19.
     6. Participation in the Plan.
          (a) Initial Participation. An eligible employee may elect to become a Participant effective as of the first Offering Date after satisfying the eligibility requirements set forth in Section 4 above by (i) delivering a subscription agreement authorizing payroll deductions (a “Subscription Agreement”) to the Company’s Stock Administration office during the Company’s open enrollment period prior to each Offering Date, or such other period as the Company may determine in its sole discretion, prior to such Offering Date, or (ii) following an electronic or other enrollment procedure prescribed by the Board. Such election to participate shall state the eligible employee’s election to participate in the Plan and the rate at which payroll deductions shall be accumulated. An eligible employee who does not deliver a Subscription Agreement to the Company’s Stock Administration office during the Company’s open enrollment period prior to the first Offering Date after becoming eligible to participate in the Plan, or does not enroll using an electronic or other enrollment procedure prescribed by the Board, shall not participate in the Plan for that Offering Period or for any subsequent Offering Period, unless such employee subsequently enrolls in the Plan by filing a Subscription Agreement with the Company or enrolling using an electronic or other enrollment procedure prescribed by the Board in accordance with this Section 6(a).
          (b) Automatic Participation in Subsequent Offering Periods. A Participant shall automatically participate in each subsequent Offering Period until such time as such Participant ceases to be eligible as provided in Section 4, the Participant withdraws from the Plan pursuant to Section 10 below, or the Participant terminates employment as provided in Section 11 below. A Participant is not required to file an additional Subscription Agreement for such Offering Periods in order to automatically participate therein.
     7. Purchase Price and Purchase Date. The purchase price at which Shares may be acquired in any Offering Period under the Plan shall be eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the Offering Date of such Offering Period or (b) the fair market value of the Shares on the Purchase Date of such Offering Period. For purposes of the Plan, the fair market value of the Shares shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Company’s common stock is publicly traded on the date of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable. In the event the first day of an Offering Period is not a business day, the next business day shall be the first day of the Offering Period. In the event the last day of an Offering Period is not a business day, the most recently concluded business day shall be the last day of the Offering Period.
     8. Payment of Purchase Price; Payroll Deductions.
          (a) Accumulation of Payroll Deductions. The purchase price of Shares to be acquired in an Offering Period shall be accumulated only by payroll deductions over the Offering Period. Payroll deductions from a Participant’s Compensation on each payday during the Offering Period (i) shall not exceed ten percent (10%) of such Participant’s base pay per month, reduced by any payroll deductions from such Participant’s compensation to purchase stock under any other plan of the Company intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and (ii) shall not be less than one percent (1%) of the Participant’s Compensation per month. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 9(c), a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 9(c) hereof, payroll deductions shall recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
     For purposes hereof, a Participant’s “Compensation” from the Company is an aggregate that shall include base wages or salary, commissions, overtime, discretionary bonuses, semi-annual bonuses, other incentive payments, shift premiums, stand-by payments and call-out payments paid in cash during such Offering Period before deduction for any contributions to any plan maintained by the Company and described in section 401(k) or section 125 of the Code. Compensation shall not include reimbursement of expenses, allowances, long-term disability, workers’ compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any other compensation not included in the preceding sentence. Payroll deductions shall commence on the first payday following the first day of a Offering Period or as soon as administratively feasible thereafter and shall continue to the end of such Offering Period unless sooner altered or terminated as provided in the Plan.
          (b) Election to Change Payroll Deduction Rate. A Participant may decrease (but not increase) the rate of payroll deductions with respect to an Offering Period only on or before and effective as of the date three (3) months after the beginning of such Offering Period by filing an amended Subscription Agreement with the Company or following an electronic or other procedure prescribed by the Board. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing a new Subscription Agreement with the Company during such period as the Company may determine in its sole discretion, prior to the beginning of such subsequent Offering Period, or following an electronic or other enrollment procedure prescribed by the Board. The Board may, in its sole discretion, change the nature and/or number of payroll deduction rate changes that may be made by Participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 8(b) shall be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Board, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
          (c) Participant Accounts. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant’s compensation shall be credited to the Participant’s account under the Plan and shall be deposited with the general funds of the Company. No interest shall accrue on such payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.
     9. Purchase of Shares.
          (a) Purchase. On the Purchase Date of each Offering Period, each remaining Participant shall automatically purchase, subject to the limitations set forth in Sections 9(b) and 9(c) below, that number of whole Shares arrived at by dividing the total amount theretofore credited to the Participant’s account pursuant to Section 8(c) by the purchase price established for such Offering Period pursuant to Section 7. Any cash balance remaining in the Participant’s Plan account shall be refunded to the Participant as soon as practicable after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, such amount shall continue to be credited to the Participant’s Plan account and shall be applied toward the purchase of Shares in the immediately subsequent Offering Period. No Shares shall be purchased in a given Offering Period on behalf of a Participant whose participation in the Plan has terminated prior to the Purchase Date for such Offering Period.
          (b) Share Limitation. Subject to the adjustments set forth in Section 13 below, no Participant shall be entitled to purchase more than 4,000 Shares in a single Offering Period.
          (c) Fair Market Value Limitation. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of Section 423 of the Code sponsored by 3Com or a parent corporation or subsidiary corporation of 3Com) at a rate which exceeds $25,000 in fair market value (or such other limit as may be imposed by Section 423 of the Code) for each calendar year in which the Participant participates in the Plan or any other employee stock purchase plan described in this sentence, as determined in accordance with Section 423(b)(8) of the Code.
          (d) Pro Rata Allocation. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.
          (e) Rights as a Shareholder and Employee. A Participant shall have no rights as a shareholder by virtue of the Participant’s participation in the Plan until the date of issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant’s Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant’s employment at any time.
          (f) Registration of Shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of Participant and his or her spouse.
          (g) Permitted Adjustments. The Company may, from time to time, establish or change (i) limitations on the frequency and/or number of changes in the amount withheld during an Offering Period, (ii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iii) procedures for permitting unequal percentages of payroll withholding from a Participant’s compensation in order to accommodate the Company’s established payroll procedures or mistakes or delays in following those procedures when processing Participants’ withholding elections, and (iv) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion which are consistent with the Plan and Section 423 of the Code.
          (h) Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of Shares occurs, the Company shall arrange the delivery to each Participant the Shares purchased upon exercise of his or her option in a form determined by the Board (in its sole discretion) and pursuant to rules established by the Board. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant shall have any voting, dividend, or other stockholder rights with respect to Shares subject to any Option granted under the Plan until such Shares have been purchased and delivered to the Participant as provided in this Section 9.
     10. Withdrawal.
          (a) Withdrawal From the Plan. A Participant may withdraw from the Plan by (i) submitting to the Company’s Stock Administration office a notice of withdrawal on a form provided by the Company for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Board. Such withdrawal may be submitted no later than five (5) business days prior to the end of an Offering Period to be effective for that Offering Period. A Participant is prohibited from again participating in an Offering Period upon withdrawal from the Plan during such Offering Period. A Participant who elects to withdraw from the Plan may again participate in the Plan by filing a new Subscription Agreement or following an electronic or other procedure in the same manner as set forth in Section 6(a) above for initial participation in the Plan. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company for a reasonable period of time prior to the effectiveness of the Participant’s withdrawal from the Plan.
          (b) Return of Payroll Deductions. Upon withdrawal from the Plan, the accumulated payroll deductions credited to a withdrawing Participant’s account shall be returned to the Participant and the

Participant’s interest in the Plan shall terminate. No interest shall accrue on the payroll deductions of a Participant.
     11. Termination of Employment. Termination of a Participant’s employment with the Company for any reason, including retirement or death, or the failure of a Participant to remain an eligible employee, shall terminate the Participant’s participation in the Plan immediately. Upon such termination, the payroll deductions credited to the Participant’s account shall be returned to the Participant (or in the case of the Participant’s death, to the Participant’s legal representative) and all of the Participant’s rights under the Plan shall terminate. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 4 and 6.
     12. Repayment of Payroll Deductions Without Interest. In the event a Participant’s interest in the Plan is terminated, the Company shall deliver to the Participant (or in the case of the Participant’s death or incapacity, to the Participant’s legal representative) the payroll deductions credited to the Participant’s account. No interest shall accrue on the payroll deductions of a Participant.
     13. Capital Changes. In the event of changes in the common stock of the Company due to a stock split, reverse stock split, stock dividend, combination, reclassification or like change in the Company’s capitalization, or in the event of any merger, sale or reorganization, appropriate adjustments shall be made by the Company in (a) the number and class of Shares of stock subject to the Plan and to any outstanding Option, (b) the purchase price per Share of any outstanding Option and (c) the Share limitation set forth in Section 9(b) above.
     14. Designation of Beneficiary
          (a) A Participant may file a designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
          (b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Board. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
          (c) All beneficiary designations shall be in such form and manner as the Board may designate from time to time.
     15. Nonassignability. Only the Participant may elect to exercise the Participant’s Option during the Participant’s lifetime, and no rights or accumulated payroll deductions of any Participant under the Plan may be pledged, assigned or transferred for any reason, except by will or the laws of descent and distribution, and any such attempt may be treated by the Company as an election by the Participant to withdraw from the Plan.

     16. Use of Funds. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until Shares are issued, Participants shall only have the rights of an unsecured creditor with respect to such Shares.
     17. Reports. Each Participant shall receive after the last day of each Offering Period a report of the Participant’s account setting forth the total payroll deductions accumulated, the number of Shares purchased and the remaining cash balance to be carried over and/or refunded pursuant to Section 9(a) above, if any.
     18. Plan Term. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued.
     19. Amendment or Termination of the Plan. The Board may at any time amend or terminate the Plan, except that such termination cannot adversely affect Options previously granted under the Plan except as otherwise permitted by the Plan, nor may any amendment make any change in an Option previously granted under the Plan which would adversely affect the right of any Participant except as otherwise permitted by the Plan, nor may any amendment be made without approval of the shareholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the designation of corporations whose employees may be offered Options under the Plan. Without stockholder consent and without limiting this Section 19, the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.
     20. Clawback. The Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate an unfavorable accounting consequence including, but not limited to: (i) altering the purchase price for an Offering Period including an Offering Period underway at the time of the change in purchase price; (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and (iii) allocating shares. Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
     21. Data Privacy. By participating in the Plan, the Participant consents to the collection, use and transfer of personal data as described in this Section. The Participant understands that the Company and its subsidiaries hold certain personal information about the Participant including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number or equivalent tax identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, contribution amounts, contribution percentages, selected brokerage firm, and dispositions of shares purchased through the ESPP program, for the purpose of managing and administering the Plan (“Data”). The Participant further understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purposes of implementation, administration, and management of the Participant’s participation in the Plan, and that the Company and/or its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan (“Data Recipients”). The Participant understands that these Data Recipients may be located in the Participant’s country of residence, the European Economic Area, or elsewhere, such as the United States. The

Participant authorizes the Data Recipients to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Participant’s behalf, to a broker or third party with whom the shares acquired on purchase may be deposited. The Participant understands that he or she may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company. The Participant further understands that withdrawing consent may affect the Participant’s ability to participate in the Plan.
     22. Merger or Change in Control. In the event of a merger or a Change in Control (as defined below) which occurs during any Purchase Period which begins after the date the Board approved this amended and restated Plan, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Offering Period then in progress shall be shortened by setting a new Purchase Date and shall end on the new Purchase Date. The new Purchase Date shall be before the date of the Company’s proposed merger or Change in Control. The Company shall notify each Participant in writing, at least ten (10) days prior to the new Purchase Date, that the Purchase Date for the Participant’s Option has been changed and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided by the Plan. For the purposes of this Section 22, the term “Change in Control” shall mean the occurrence of any of the following events:
               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
               (iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of this Amended and Restated Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
               (iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
     23. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.